                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                               ----------------------

                                      FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                  IMAGEX.COM, INC.
                  -----------------------------------------------
               (Exact Name of Registrant as Specified in Its Charter)

               WASHINGTON                               91-1727170
---------------------------------------    -------------------------------------
       (State of Incorporation or          (I.R.S. Employer Identification No.)
             Organization)

    10800 N.E. 8TH STREET, SUITE 200
          BELLEVUE, WASHINGTON                             98004
---------------------------------------    -------------------------------------
    (Address of Principal Executive                     (Zip Code)
                Offices)


 If this form relates to the                  If this form relates to the
 registration of a class of securities        registration of a class of
 pursuant to Section 12(b) of the             securities pursuant to Section
 Exchange Act and is effective                12(g) of the Exchange Act and is
 pursuant to General                          effective pursuant to General
 Instruction A.(c), please check the          Instruction A.(d), please check
 following box.      / /                      the following box.       /X/

Securities Act registration statement file number to which this form relates: 333-78271
          ---------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                ---------------------------------

                  None

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, $0.01 par value per share
                 --------------------------------------------------
                                   (Title of Class)

                                    Page 1 of 4
                              Exhibit Index on Page 4
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the common stock being registered set forth under the caption "Description of Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-78271, as originally filed with the Securities and Exchange Commission on May 12, 1999 or as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

ITEM 2.        EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

 Exhibit No.      Description
--------------   ---------------------------------------------------------------
       1          Amended and Restated Articles of Incorporation of the
                  registrant, as further amended by Articles of Amendment
                  (incorporated by reference to Exhibit 3.1 to the Registration
                  Statement).

       2 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

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                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        IMAGEX.COM, INC.


                                        /s/ ROBIN L. KRUEGER
                                        ----------------------------------------
                                        Robin L. Krueger
                                        Chief Financial Officer

Dated:  July 26, 1999

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                                   EXHIBIT INDEX

 Exhibit No.   Description                                           Sequential
 -----------   -----------                                             Page No.
                                                                     ----------
   1           Amended and Restated Articles of Incorporation of         --
               the registrant, as further amended by Articles of
               Amendment (incorporated by reference to Exhibit 3.1
               to the Registration Statement).

   2           Amended and Restated Bylaws of the registrant             --
               (incorporated by reference to Exhibit 3.2 to the
               Registration Statement).